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                   COMMERCIAL AND INDUSTRIAL LEASE AGREEMENT

     THIS LEASE is made as of this 23rd day of June, 1997 between LNPJ,L.L.C., a Missouri limited liability company, 1330 Burlington, North Kansas City, Missouri 64116 Attn: Mike Rainen ("Landlord") and Empire Candle, Inc., a Missouri corporation, located at 2925 Fairfax Trafficway, Kansas City, Kansas 66115 ("Tenant") who agree as follows:

     1. PREMISES - Subject to the covenants and conditions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") commonly known and numbered as 2925 Fairfax Road/209 Donovan in the City of Kansas City, County of Wyandotte, State of Kansas, and further described on Exhibits A (owned by Landlord) and B (leased by Landlord) attached hereto, together with the right of ingress and egress and subject to reservations and easements of record.

     2. USE OF PREMISES - The premises will be used on for manufacturing, warehousing and administration.

     3. TERM - The term of this lease (the "Term") is for three years and no months, commencing on the 15'h day of July, 1997 and ending on the 14th day of July 2000.

     4. RENT PAYMENTS- Tenant shall pay to Landlord an aggregate sum of One Million Two Hundred Forty Thousand and no/100 Dollars ($1,240,000.00) as rent in monthly installments ("Rent Payments"), each due and payable in advance without notice or demand at Landlord's above stated address, or at any other place Landlord designates in writing.

     The first monthly rent payment of $33,333.34 will be paid on or before July 15, 1997 and all subsequent monthly rent installments will be due on the 15th day of each succeeding month during the Term. The amount of each monthly rent installment will be as follows:

     year one- $33,333.33
     year two- $35,000.00
     year three- $35,000.00

     5. SECURITY DEPOSIT - Concurrently with its execution of this Lease, Tenant shall deliver to Landlord $35,000.00 as security for the performance by Tenant of every covenant and condition of this Lease (the "Security Deposit"). Said Security Deposit may be commingled with other funds of Landlord and bear no interest. If Tenant shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of rent, Landlord may apply the whole or any part of such Security Deposit to the payment of any sum in default or any sum which Landlord may be required to spend by reason of Tenant's default. If any portion of the Security Deposit is so applied, Tenant, upon demand by Landlord, will deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount. Should Tenant comply with all of the covenants and conditions of this Lease,

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the Security Deposit or any balance thereof shall be returned to Tenant promptly after the expiration of the term thereof.

     6. POSSESSION AT BEGINNING OF TERM - Tenant currently occupies the Premises under a lease with Sealright Packaging Co.

     7. PROPERTY INSURANCE - Tenant shall comply with all insurance regulations so the lowest property damage insurance and liability insurance rates possible for the Tenant's use pursuant to Section 3 of this Lease may be obtained and nothing shall be done or kept in or on the Premises by Tenant which will cause an increase in the premium for any such insurance on the Premises or on any building of which the Premises are a part of on any contents located therein, over the rate usually obtained for the proper use of the Premises permitted by this Lease or which will cause cancellation or make void any such insurance.

     If, during the Term, the premiums for any property damage insurance maintained by Landlord with respect to the Premises are increased, or if the amount of property damage coverage that must be maintained with respect to the Premises is increased, then Tenant will pay to landlord, as additional rent, the amount of all such increases in excess of the premium covering the Premises for the policy year 1997 within thirty (30) days after receipt of Landlord's billing statement and demand for payment of the same together with documentation confirming the same. The amount payable by Tenant under this section will be prorated on a per diem basis for the partial years, if any, in which this Lease commences and terminates. The amounts payable due to increased premiums will be capped at a rate comparable to rates for similarly situated property in Wyandotte County, Kansas.

     Tenant shall maintain, at all times during the Term, adequate insurance on its personal property used, stored or kept in the Premises.

     8. INDEMNITY AND LIABILITY INSURANCE - Tenant shall at all times indemnify, defend, and hold Landlord harmless from all loss, liability, costs, damages and expenses that may occur or be claimed with respect to any person or persons, or property on or about the Premises or to the Premises resulting from any act done or omission by or through Tenant, its agents, employees, invitees or any person on the Premises by reason of Tenant's use or occupancy or resulting from Tenant's non-use or possession of said property and any and all loss, cost, liability or expense resulting therefrom. Tenant shall maintain, at all times during the Term, comprehensive general liability insurance in a responsible insurance company licensed to do business in the state in which the Premises are located and satisfactory to Landlord, properly protecting and indemnifying Landlord with single limit coverage of not less than $2,000,000.00 for injury to or death of persons and for property damage. During the Term, Tenant shall furnish Landlord with a certificate or certificates of insurance covering such insurance so maintained by Tenant and naming landlord and Landlord's mortgagees, if any, as additional insureds. Landlord agrees to maintain fire and extended coverage insurance on the improvements on the Premises in a minimum amount of $ 3,000,000.00.

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     9.   ASSIGNMENT AND SUBLETTING - Tenant shall not assign, transfer, or encumber this Lease and shall not sublease the Premises or any part thereof or allow any other person to be in possession thereof without the prior written consent of Landlord, in each and every instance, which consent or consents shall not be unreasonable withheld. For the purpose of this provision, any transfer of a majority or controlling interest in Tenant (whether in one or more related or unrelated transactions), whether by transfer of stock, consolidation, merger, transfer of a partnership interest or transfer of any or all of Tenant's assets or otherwise, or by operation of law, shall be deemed an assignment of this Lease. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its obligations under the terms and provisions of this Lease. Landlord may assign or transfer this lease without the consent of Tenant.

     10. SIGNS AND ADVERTISEMENTS - Tenant shall not place nor permit to be placed upon any part of the Premises, any signs, billboards, or advertisements whatever, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

     11. CONDITION OF PREMISES AT BEGINNING AND END OF TERM - Tenant acknowledges Tenant has inspected the Premises and, except as may be provided otherwise in this Lease and without abrogating Landlord's obligations under Paragraph 15 hereof, Tenant accepts the Premises in their present condition.

     At the end of the Term, except for (damage caused by fire or other perils, Tenant's expense, will (i) surrender the Premises in as good a condition is the Permitted Use will have reasonably permitted, subject to Tenant's obligations stated in Paragraphs 12 and 14 herein; (ii) have removed all of Tenant's property from the Premises; (iii) have promptly repaired any damage to the Premises caused by the removal of Tenant's Property; and (iv) leave the Premises free of trash and debris and the building in "broom clean" condition.

     12. MAINTENANCE AND REPAIR BY TENANT - Except for the obligations imposed upon Landlord in Paragraph 15 hereof, and except for damage resulting from an Insurable Loss, during the Term and at Tenant's sole cost and expense, Tenant will maintain and keep in good order, repair and condition and, when necessary, will replace all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease), including, but not limited to, dock bumpers and other dock equipment and apparatus, utility service lines form the point where they enter the building(s) of which the Premises are a part, interior walls, inside surfaces of exterior walls, fixtures, floor coverings, lighting fixtures, heating, ventilating, air-conditioning, plumbing, sprinkler system, glass, windows, doors, elevator, electrical and other mechanical equipment, appliances and systems, railroad spur tract, if any, improvements made by and at the expense of Tenant and Tenant's property, including, but not limited to, Tenant's signs and advertisements. Tenant will keep the driveways, approaches, sidewalks, parking areas and adjacent alleys that are a part of the Premises clean, orderly, sightly, unobstructed and free from ice and snow and will keep railroad spur tracts that are a part of the Premises unobstructed. Tenant will regularly water, mow, trim, fertilize and otherwise maintain the lawn, shrubs, plants, trees and other landscaping of the Premises and will prevent water pipes in the Premises from freezing.

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     13.  LANDLORD'S RIGHT OF ENTRY - Landlord or Landlord's agent may enter the
Premises at reasonable hours to examine the same, to show the same to prospective lenders and purchasers, and to do anything Landlord may be required to do hereunder or which Landlord may deem necessary for the good of the Premises or any building of which they are a part; and, during the last 365 days of this Lease, landlord may display a "For Rent" sign on and show the Premises if the Tenant fails to exercise the Option to Renew described in Section 38 of this Lease.

     14. PARKING LOT MAINTENANCE - Tenant shall be responsible for maintenance, cleaning, repainting and repairs of the parking areas, driveways, sidewalks and approaches, including snow removal. Tenant will repair all damage to parking areas, driveways, sidewalks and approaches caused by placement or movement of trash containers, truck trailer dollies, trucks, etc. Tenant understand and agrees that no personal property shall be stored in the parking area or any place outside of the building without the prior written consent of Landlord.

     15. MAINTENANCE AND REPAIR BY LANDLORD - Landlord, during the term and at Landlord's sole cost and expense, will maintain and keep in good repair the roof, exterior walls (exclusive of inside surfaces and glass, windows and doors), gutters, down spouts, foundations and all other structural components of the building(s) of which the Premises are a part. All costs for repairs and maintenance to the underground plumbing and sewer lines, and water, gas and electric service lines from the property lines to the point where such service lines enter the building(s) of which the Premises are a part shall be paid by the Tenant up to the first $5,000.00 of repairs or maintenance per occurrence and shall be equally split between the parties for any amounts over $5,000.00 per occurrence. Tenant shall obtain landlord's written permission to proceed prior to commencement of any repairs or maintenance for which Landlord and Tenant would be mutually liable which consent shall not be unreasonable withheld or delayed.

     16. DAMAGE BY CASUALTY - In case, during the Term or previous thereto, the Premises hereby let, or the building of which said premises are a part, shall be destroyed or shall be so damaged by fire or other casualty as to become untenantable, then in such event, at the option of Landlord, the Term shall cease and this Lease shall become null and void from the date of such damage or destruction and Tenant shall immediately surrender said Premises and all interest therein to Landlord, and Tenant shall pay rent within said Term only to the time of such surrender; provided, however, that Landlord shall exercise such option to so terminate this Lease by notice in writing delivered to Tenant within thirty days after such damage or destruction. In case Landlord shall not so elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall repair the Premises with all reasonable promptitude, and in any event complete the same within 180 days of commencement, placing the same in as good a condition as they were at the time of the damage or destruction and for that purpose may enter said Premises and rent shall abate in proportion to the extent and duration of untenantability. In either event, Tenant shall remove all tenant's rubbish, debris, merchandise, furniture, equipment and other of its personal property, within twenty days after the request of Landlord. If the Premises shall be but slightly injured by fire or other casualty, so as not to render the same untenantable and unfit for occupancy, then Landlord shall repair the same with all reasonable promptitude to substantially the same utility and use, and in that case the rent shall not abate. Except as provided herein, no compensation of claim shall be made by or allowed to Tenant by reason of any inconvenience or annoyance arising from the necessity of repairing any portion of the building or the Premises, however the necessity may occur.

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     17.  PERSONAL PROPERTY - Landlord shall not be liable for any loss or damage to any merchandise inventory, goods, fixtures, improvements or personal property of tenant in or about the Premises, regardless of the cause of such loss or damage.

     18. ALTERATIONS - Tenant shall not make any alterations or additions in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord hereby approves Tenant's installation of six storage tanks ("Tanks") to hold wax integral to Tenant's operations in and on the Premises Tenant shall, at Tenant's sole cost and expense, remove the Tanks at the expiration or earlier termination of this Lease.

     19. UTILITIES AND SERVICES - Tenant shall furnish and pay for all electricity, gas, water, fuel, trash removal and any services or utilities used in or assessed against the Premises, unless otherwise herein expressly provided.

     20. LEGAL REQUIREMENTS - Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Premises or the use thereof, including without limitation ADA, OSHA and like requirements, and indemnify, defend and hold Landlord Harmless from expense or damage resulting from failure to do so.

     21.  MULTIPLE TENANCY BUILDING- N/A

     22. FIXTURES - Except for Tenant's property and business fixtures, all buildings, repairs alterations, additions, improvements, installations and other non-business fixtures installed or erected on the Premises, whether by or at the expense of Landlord or Tenant, will belong to Landlord and will remain on and be surrendered with the Premised at the expiration or termination of this Lease. Notwithstanding the foregoing, at the time of Landlord's approval of any alterations, additions or improvements to the Premises, Landlord shall provide Tenant with notice as to whether or not Landlord expects Tenant to remove the same prior to the expiration of this Lease, which notice shall be observed by Tenant. In all other events, upon the expiration of this Lease, Tenant shall return the Premises to the condition they were in as of the commencement of this Lease, except for (i) normal wear and tear, (ii) damage by casualty and (iii) loss by condemnation.

     23. INCREASE IN REAL ESTATE TAXES AND SPECIAL ASSESSMENTS - In the event the real estate taxes and installments of special assessments, payable with respect to the Premises during any lease year shall be greater than the amount of such taxes and installments due and payable during the base year of 1997, whether by reason of an increase in tax rate or an increase in the assessed valuation or otherwise, Tenant shall pay to Landlord the full amount of such increase as additional rent within thirty (30) days after notice that the same is due together with documentation confirming the same.

     24. EMINENT DOMAIN - If the Premises or any substantial part thereof shall be taken under the power of eminent domain or be acquired for any public or quasi-public use or

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purpose, the Term shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and Tenant shall have no claim against Landlord for the value of any unexplored Term. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Premises or the building of which the Premises are a part of the land under it, or if the grade of any street or alley adjacent to the Premises is changed by any legal authority and such change of grade makes it necessary or desirable to remodel the Premised to conform to the changed grade, Landlord shall have the right to cancel this Lease after having given written notice of cancellation to Tenant not less than ninety (90) days prior to the date of cancellation designated in the notice. If Landlord does not cancel this Lease pursuant to the foregoing sentence, Landlord shall remodel, change and restore the Premises with all reasonable promptitude, placing the same in as good condition as the Premises were at the time of the condemnation and in all events to a complete architectural unit and rent shall abate in proportion to the extent and duration of untenantability during Landlord's construction, which shall in any event be completed within 180 days of commencement of the same.

     25. WAIVER OF SUBROGATION- As part of the consideration for this Lease, each of the parties hereby releases the other party hereto from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss for which either parties is now carrying or hereafter may carry insurance or is required to carry insurance pursuant to this Lease; provided, however, that the releases herein continued shall not apply to any loss or damage occasioned by intentional acts of either of the parties hereto, and the parties hereto further covenant that any insurance they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release of liability contained in this paragraph.

     26. DEFAULT REMEDIES - In the event: (i) Tenant fails to comply with any term, provision, condition or covenant of this Lease; (ii) N/A; (iii) any petition is filed by or against Tenant under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; (iv) Tenant becomes insolvent or makes a transfer in fraud of creditors; (v) tenant makes an assignment for benefit of creditors; or (vi) a receiver is appointed for Tenant or any of the assets of Tenant, then in any of such events, Tenant shall be in default and Landlord shall have the option to do any one or more of the following: upon ten (10) days prior written notice, for the payment of rent or additional rent upon thirty
(30) days prior written notice for non-monetary defaults, provided, however, that Tenant shall not be in default of this Lease if it has commenced the cure within the thirty (30) day period and diligently prosecutes the same thereafter, in addition to and not in limitation of any remedy permitted by law, to enter upon the Premised either with or without process of law, and to expel, remove and put out Tenant or any other persons who might be thereon, together with all personal property found therein; and, Landlord may terminate this Lease or it may from time to time without terminating this Lease, rent said Premised or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such rental or rentals and upon such other terms, and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change said Premises. At the

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option of Landlord, rents received by Landlord from such reletting shall be implied first to the payment of any indebtedness from Tenant to Landlord other than rent and additional rent due hereunder; second, to payment of any costs and expenses of such, including, but not limited to, attorney's fees, advertising fees and brokerage fees, and to the payment of, any repairs, renovation, remodeling, redecorations, alterations and changes in the Premises; third, to the payment of rent and additional rent due and payable hereunder the interest thereon; and, if after applying said rentals there is any deficiency in the rent and additional rent and interest to be paid by Tenant to under this Lease, Tenant shall pay any such deficiency to Landlord and such deficiency shall be calculated and collected by landlord monthly. No such re-entry or taking possession of said Premises shall be construed as an election of Landlord's part to terminate this lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should thereafter elect to terminate this Lease by reason of any default, in addition to any other Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the worth at the time of such termination of the excess of the amount of rent and additional rent reserved in this Lease for the balance of the Term over the then reasonable rental value of the Premises for the same period. Landlord shall have the right and remedy to seek redress in the courts at any time to correct or remedy any default of Tenant by injunction or otherwise, without such resulting or being deemed a termination of this Lease, and Landlord, whether this Lease has been or is terminated or not, shall have the absolute right by court action or otherwise to collect any and all amounts of unpaid rent or are unpaid at the date of termination. In case it should be necessary for Landlord to bring any action under this Lease, to consult or place said lease or any amount payable by Tenant hereunder with an attorney concerning or for the enforcement of any of Landlord's rights hereunder, then Tenant agrees in each and any such case to pay to Landlord, Landlord's reasonable attorney's fees.

     27. WAIVER - The rights and remedies of Landlord under this Lease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by Landlord of any breach or breaches, default or defaults of Tenant hereunder shall not be deemed or construed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default, an it is agreed that the acceptance by Landlord of any installment of rent subsequently to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of tenant to pay subsequent installments of rent promptly upon the due date thereof. No receipt of money by Landlord after the termination of this lease shall in any way reinstate, continue or extend the term above demised.

     28. TOXIC OR HAZARDOUS MATERIALS - Tenant shall not store, use or dispose of any toxic or hazardous materials in violation of applicable laws in, on or about the Premises without the prior written consent of Landlord. Tenant, at its sole cost, will comply with all laws relating to Tenant's storage, use and disposal of hazardous or toxic materials. Tenant shall be solely responsible for and will defend, indemnify and hold Landlord, its agents and employees, harmless from and against all claims, costs and liabilities, including attorney's fees and costs,

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arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises, and any other property of whatever nature located on the Premises, to their condition existing prior to the appearance of toxic or hazardous materials which were placed or used or caused to be placed or used by the Tenant, its agents, employees, suppliers, guests, assigns or any person in its name or on its behalf, on the Premises. Tenant's obligations under this paragraph will survive the termination of this Lease. Tenant acknowledges that there may exist on the Premises certain known or unknown hazardous materials that were brought upon or caused to he brought upon the Premises by parties other than Landlord (Prior Contamination). Tenant further acknowledges that the Sealriglit Company, Inc., the entity from whom Landlord purchased the Premises, is currently remediating certain Prior Contamination under a Consent Order with the Kansas Department of Health & Environment (KDHE) in case 93-E-355. Tenant agrees to permit the continuance of the remediation for the time period and under the conditions required by the KDHE. Tenant also acknowledges that Landlord has advised Tenant that Landlord intends to conduct certain remediation on other Prior Contamination in certain areas of the Premises and Tenant agrees to permit the Landlord and or its agents to enter into the Premises to complete the remediation.

     Landlord agrees to indemnify and hold Tenant harmless against all losses, costs and expenses, including reasonable attorney's fees, which result from Tenant's liability to any person or entity (including governmental authorities) for any claims, judgments, penalties or fines which arise from the presence on the Premises of toxic or hazardous materials which were placed or used or caused to be placed or used on the Premises by the Landlord, its agents, employees, suppliers, guests, assigns or any person in its name or on its behalf. As an express condition precedent to Tenant obtaining the benefit of this indemnity from Landlord, Tenant agrees that the loss, cost or expense will not arise from information provided by Tenant to any governmental agency or third party except as required by law or would be reasonable or prudent under the circumstances after giving thirty (30) written notice to Landlord. Landlord's obligation under this paragraph will survive the termination of this lease but shall terminate on July 18, 2007. Notwithstanding the above, the indemnity referred to in this paragraph shall not extend to Prior Contamination existing on that part of the Premises legally described on Exhibit B attached hereto.

     29. REAL ESTATE COMMISSION - Neither party has dealt with any broker, finder or any other person to whom a leasing commission is due.

     Any party to this Lease through whom a claim to any broker's, finder's or other fee is made, contrary to the representations made above in this paragraph, shall indemnify, defend and hold harmless the other party to this Lease from any other loss, liability, damage, cost or expense including, without limitation, reasonable attorney's fees, court costs and other legal expenses paid or incurred by the other party, that is in any way related to such a claim.

     30. NOTICES - Any notice hereunder shall be sufficient if sent by certified mail, addressed to Tenant at the Premises, and to Landlord where rent is payable.

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     31.  SUBORDINATION - In the event Landlord holds title to said Premises by virtue of a lease, then this sublease is and shall remain subject to all of the terms and conditions of such underlying lease, so far as shall be applicable to the Premises. This Lease shall also be subject and subordinate in law and equity to any existing or future mortgage or deeds of trust priced by landlord upon the Premises or the property of which the Premises form a part, provided, however, that the holder of any such existing or future Mortgage or Deed of Trust shall not disturb Tenant's tenancy pursuant to this Lease so long as Tenant is not in default pursuant to than terms of this Lease.

     32. SUCCESSORS - The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by Tenant without the written consent of Landlord shall vest any rights in the assignee or subtenant of Tenant.

     33. QUIET POSSESSION - Landlord agrees, so long as Tenant fully complies with all of the terms, covenants and conditions herein contained on Tenant's part to be kept and performed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term aforesaid, it being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon Landlord, its heirs, successors or assigns, but only during such party's ownership of the Premises. Landlord and Tenant further covenant and represent that each has full right, title, power and authority to make, execute and deliver this Lease.

     34.  BANKRUPTCY - N/A

     35. ENTIRE AGREEMENT - This Lease contains the entire agreement between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Landlord and Tenant after the date hereof. If there be more than one tenant named herein, the provisions of this Lease shall be applicable to and binding upon such Tenants, jointly and severally.

     36. SUBORDINATION - Tenant shall attorn to any successor to Landlord upon request and to execute any documents reasonably required or appropriate to effectuate such an attornment, or the subordination, aforesaid, upon written notice thereof, and if Tenant this to execute within ten (10) days of receipt of Landlord's request for the same, Tenant shall be in immediate default this Lease.

     37. ESTOPPEI, CERTIFICATES- Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord or to any lender of or purchaser from Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or specifying such defaults if any are claimed. Any such statement may be conclusively relied

                                       9
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upon by any prospective purchaser or encumbrances of the Premises or of the business of Landlord.

     38. RENEWAL OPTION - Subject to the terms of this paragraph, Landlord grants to Tenant the option to renew the Lease for one term of one to three years. Said option shall be exercised by Tenant, if not then in default under the terms of this Lease, by giving Landlord written notice of its intention to renew on or before July 15, 1999 and to specify the term of the renewal. The Rent Payments for such renewal period shall be at an agreed fair market rental rate ("Renewal Rate") for similar property in the metropolitan Kansas City area for the same period of time and on the same terms, without taking into account the value of any improvements made by the Tenant from funds other that those described in Paragraph 39 below. In the event the parties are unable to agree on the rental rate for the renewal period by August 30, 1999, then the parties shall select two individuals ("Individuals") by September 30, 1999, who shall jointly determine the Renewal Rate and whose determination shall be binding on the parties. If the above Individuals are unable to make a joint determination of the Renewal Rate by October 30, 1999, then they shall select a third individual (Arbitrator) who shall determine the Renewal Rate by January 30, 2000, which determination shall be binding on the parties. The parties agree that the Individuals and Arbitrator will be individuals with an least ten (10) years experience in the commercial real estate market in the metropolitan Kansas City area and who have not been employees or independent contractors of either of the parties nor hold any interest in either of the parties. Each party shall pay the costs, if any, associated with the individual it selects. The parties shall equally split the costs associated with the Arbitrator.

     39. REIMBURSEMENT OF IMPROVEMENTS - Landlord agrees to reimburse Tenant for improvements made by Tenant to the Premises to upgrade the existing office space and rest rooms, to repair the warehouse floor, to repair or replace the boiler, lighting, sprinkler systems, dock doors, dock revelers, to paint, and for other repairs to the Premises agreed to in advance by the Landlord. The maximum amount of the reimbursement shall be $100,000.00 and shall be payable by Landlord to Tenant within 15 days after the Tenant provides proof to landlord of payment for the improvements. All improvements shall be approved by Landlord prior to commencement, which approval shall not be unreasonably or delayed.

     40. RELEASE OF FINANCIAL STATEMENTS - Upon written request from Landlord, Tenant shall deliver to Landlord its most recent financial statements, as filed with the Internal Revenue Service. Landlord agrees to keep the information contained therein confidential and to only release same after consent is received from the Tenant, which consent shall not be unreasonably withheld or delayed.



     Landlord                                          Tenant

     LNPJ, L.L.C.                                      Empire Candle, Inc.

     By:                                               By:

     Printed Name:                                     Printed Name:

     Title:                                            Title:

TRACT 1:

Lot 9, FAIRFAX INDUSTRIAL PARK, SECOND PLAT, a subdivision in Kansas City, Wyandotte County, Kansas.


TRACT II (Parcel A):

A piece or parcel of land situated in Southeast Quarter of Section 34, Township 10, Range 25, in Kansas City, Wyandotte County, Kansas, described as: Beginning at a point on the East line of Fairfax Road, as now established, which is a straight line parallel with and 556 feet distant East Measured at right angles from the West line of the Southeast Quarter of said Section 34, and 340 feet South of the North line of the Southeast Quarter of said Section 34, when measured along the East line of said Fairfax Road; thence North along the East line of said Fairfax Road, a distance of 189.44 feet to a point; thence Northeasterly along a line curving to the right having a radius of 129 feet a distance of 169.06 feet to a point 40 feet South measured at right angles from the North line of Southeast Quarter of said Section 34, and 110.56 feet East of the East line of said Fairfax Road, when measured alone, a line parallel with and 40 feet distance South measured at right angles from the North line of the Southeast Quarter of said Section 34; thence East along a parallel with and 40 feet distant South measured at right angles from the North line of the Southeast Quarter of said Section 34, a distance of 89.45 feet to a point; thence South along a straight line parallel with the West line of the Southeast Quarter of said Section - 34, a distance of 302.21 feet to a point; thence West along a straight line at right angles to the West line of the Southeast Quarter of said
Section 34, a distance of 200 feet, more or less to the point of beginning, except that certain mineral estate reserved in the deed executed by the Kansas City Industrial Land Corn any to Oswego Falls Corporation, dated February 28, 1947 and recorded March 21, 1947, as Document No. 436248 in Book 1091 at Page 355, and all rights and easements thereunder.

TRACT II (Parcel C):

A parcel of land in the Northeast Quarter Section 34, Township 10, Range 25, Wyandotte County, Kansas, described as follows: Beginning at a point that is 556 feet distant East measured at right angles from the West line of said Northeast Quarter and that is 40 feet distant North measured at right angles from the South line of said Northeast Quarter and which said point of beginning is on the Easterly right-of-way line of Fairfax Road as now established; thence North alone, said East line of Fairfax Road which is a straight line that is parallel with and 556 feet distant East measured at right angles from said West line of the Northeast Quarter a distance of 901.6 feet to a point; thence East alone, a straight line at right angles to said West line of the Northeast Quarter a distance of 208 feet to a point; thence South along a straight line that is parallel with and 764 feet distant East measured at right angles from the West line of said Northeast Quarter a distance of 901.6 feet, more or less to a point 40 feet distant North measured at right angles from the South line of said Northeast Quarter; thence West along a straight line parallel with and 40 feet distant measured at right angles from the South line of said Northeast Quarter a distance of 208 feet, more or less to the point of beginning except that certain mineral estate reserved in the deeds executed by the Kansas City Industrial Land Company to Oswego Falls Corporation, dated February 6, 1946, and recorded February 19, 1946 as Document No. 419136 in Book 1048 at Pace 606, and dated October 10, 1958 recorded February 9, 1959 as Document No. 595963 in Book 1649 at Page 11 and all rights and easements thereunder.

TRACT II - PARCEL B: All that part of the Southeast Quarter of Section 34, Township 10 South, Range 25, East of the Sixth -Principal Meridian, in Kansas City, Wyandotte County, Kansas, described as follows: Beginning at a point in the South line of Sunshine Road as now established 60 feet wide at a point thereon that is 799 feet distant East measured at right angles, from the West line of said Southeast Quarter, said point also being 30 feet distant South, measured at right angles, from the North line of said Southeast Quarter; thence South along a straight line that is parallel with and 799 feet distant East, measured at right angles, from said West line of said Southeast Quarter, pipe lines was heretofore granted by The Kansas City Industrial Land Company to Great Lakes Pipe Line Company, Phillips Petroleum Company and Standish Pipe Line Company by agreement dated June 16, 1947 and recorded in Book 1109 at Pages 27 to 45 inclusive, records of said Wyandotte County; thence East along the Northerly line of said 60 foot strip of land heretofore granted for nine lines by said agreement dated June 16, 1947, which is a straight line at right angles to the West line of said Southeast Quarter a distance of 64.21 feet, more or less, to an angle point there that is Go feet distant Northwesterly measured at right angles, from the Northwesterly line of the property of the Missouri Pacific Railroad Company; thence Northeasterly along the Northwesterly line of said 60 foot strip heretofore granted to pipe lines by said agreement dated June 16, 1.947, which is a straight line that is parallel with and 60 feet distant Northwesterly, measured at right angles, from said Northwesterly line of the property of the Missouri Pacific Railroad Company, a distance of 437.31 feet more or less, to a point in said South line of Sunshine Road 60 feet wide; thence Westerly along said South line of Sunshine Road which is a straight line that is parallel with and 30 feet distance Southerly, measured at right angles, from said North line of said southeast Quarter a distance of 202.32 feet, more or less, to the point of beginning except that certain mineral estate reserved in the deed executed by the Kansas City Industrial Land Company to Oswego Falls Corporation, dated June 19, 1948 recorded August 18, 1948 as Document No.
454466 in Book 1163 at Page 166 and all rights and easements thereunder.

             GUARANTY OF COMMERCIAL AND INDUSTRIAL LEASE AGREEMENT

     THIS GUARANTY OF COMMERCIAL AND INDUSTRIAL LEASE is entered into this 23rd day of June 1997 in favor of LNPJ, L.L.C. ("Landlord") by Diamond Brands Incorporated, a Minnesota corporation ("Guarantor").

     WHEREAS, Landlord is entering into a Commercial and Industrial Lease Agreement ("Lease") with Empire Candle, Inc. ("Empire") in which Landlord is leasing to Empire and Empire is leasing from Landlord certain real property and improvements located at 2925 Fairfax Trafficway, Kansas City, Wyandotte County, Kansas ("Premises") for an initial term of three years with total rent payments, as detailed in Section 4 of the Lease, of $1,240,000.00.

     WHEREAS, to induce Landlord to enter into the Lease with Empire and as Guarantor has a financial interest in Empire and therefore will benefit from Empire's use of the Premises, the Guarantor has agreed to guarantee all of Empire's obligations under the Terms of the Lease.

     WHEREAS, Guarantor has reviewed the Lease and is familiar with its terms.

     NOW THEREFORE, in consideration of entering into the Lease and other good and valuable consideration receipt of which is hereby acknowledged, the Guarantor agrees as follows:

1. Guarantor unconditionally guarantees the prompt and punctual of all rental payments and other sums due to Landlord under the terms of the Lease.

2. Guarantor guarantees the performance by Tenant of all of its other obligations under the Terms of the Lease.

3. Guarantor waives notice of any default, including default in the payment of rental payments and consents to all extensions of the Lease and to all other actions taken by Tenant under terms of the Lease.

4. Guarantor guarantees the amount of any loss or damage to the Premises or to the Landlord for which Tenant is liable under the terms of the Lease.

5. Guarantor waives any rights it may have to require Landlord, as a condition precedent to enforcement of this Guaranty, to exhaust any remedies or rights it may have against the Tenant.

6. Guarantor agrees that this Guaranty shall be governed in all respects by the law of the State of Kansas.

7.   This Guaranty may be executed via facsimile.

8. Any notices which are required to be given by law shall be mailed certified mail, return receipt requested:

          If to the landlord, to:

               Michael J. Rainen
               c/o Rainen Business Interiors
               1330 Burlington
               North Kansas City, Missouri  64116

               If to Guarantor, to:

               Thomas W. Knuesel
               Chief Financial Officer
               Diamond Brands Incorporated
               1800 Cloquet Avenue
               Cloquet, MN  55720

          IN WITNESS WHEREOF, the Guarantor has executed this Guaranty of Commercial and Industrial Lease, by its duly authorized as of the year and date above written.

                                                  Guarantor:

                                                  Diamond Brands Incorporated



                                                  By:  Thomas W. Knuesel
                                                       Chief Financial Officer

STATE OF MAINE      )
                    ) ss.
COUNTY OF FRANKLIN  )


     Comes now, Thomas W. Knuesel, known to me to be the person who executed the above and foregoing on behalf of the Guarantor as its Chief Financial Officer and who acknowledged to me that he did so with full authority of the Guarantor as his free act and deed and as the free act and deed of the Guarantor.



                                             Notary Public

DEBRA M. MASON
Notary Public, Maine
My Commission Expires February 9, 2003